UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 3 to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCOTTISH POWER PLC	SCOTTISH POWER FINANCE (US), INC.
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Scotland	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	11-3729412
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

1 Atlantic Quay Glasgow G2 8SP, Scotland Tel. No.: +44 141 248 8200	1125 NW Couch, Suite 700 Portland, Oregon 97209, U.S.A. Tel. No.: (503) 796-7000
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Paul Kaufman

Scottish Power Finance (US), Inc.

1125 NW Couch, Suite 700

Portland, Oregon 97209, U.S.A.

Tel. No.: (503) 796-7000

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Michael S. Immordino

Latham & Watkins

99 Bishopsgate

London EC2M 3XF

United Kingdom

+44 20-7710-1000

Approximate date of commencement of proposed sale to the public: Not applicable

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

On October 29, 2004, Scottish Power plc and Scottish Power Finance (US), Inc. filed a registration statement on Form F-3 (Registration No. 333-120112), as amended by Amendment No. 1, filed on December 23, 2004, and Amendment No. 2, filed on February 22, 2005, relating to the registration of up to $4 billion aggregate principal amount of any combination of guaranteed debt securities issued by Scottish Power Finance (US), Inc. or senior debt securities, subordinated debt securities, preference shares or ordinary shares issued by Scottish Power plc. On March 21, 2005, Scottish Power plc issued three series of guaranteed debt securities: (i) 4.910% notes due 2010 in the aggregate principal amount of $550 million; (ii) 5.375% notes due 2015 in the aggregate principal amount of $600 million; and (iii) 5.810% notes due 2025 in the aggregate principal amount of $350 million pursuant to the registration statement.

Scottish Power plc and Scottish Power Finance (US), Inc. are filing this post-effective Amendment No. 3 to remove from registration the $2.5 billion aggregate principal amount of guaranteed debt securities, senior debt securities, subordinated debt securities, preference shares and ordinary shares that remain unsold under the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Scottish Power plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glasgow, Scotland on June 21, 2007.

SCOTTISH POWER PLC
(Registrant)

By	/s/ SHEELAGH DUFFIELD
Name:	Sheelagh Duffield
Title:	Company Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 21, 2007.

Signature		Title
By	/s/ JOSE IGNACIO SANCHEZ GALAN	Chairman of the Board
Name:	José Ignacio Sánchez Galán

By	/s/ JOSE LUIS DEL VALLE DOBLADO	Chief Executive Officer and Director (Principal Executive Officer)
Name:	José Luís del Valle Doblado

By	/s/ ROBERT ARTHUR BENNS	Head of Finance (Principal Financial Officer)
Name:	Robert Arthur Benns

By	/s/ JOSE MIGUEL ALCOLEA CANTOS	Director
Name:	José Miguel Alcolea Cantos

By	/s/ FERNANDO BECKER ZUAZUA	Director
Name:	Fernando Becker Zuazua

By	/s/ JOSE SAINZ ARMADA	Director
Name:	José Sainz Armada

By	/s/ JOSE LUIS SAN PEDRO GUERENABARRENA	Director
Name:	José Luís San Pedro Guerenabarrena

By	/s/ DONALD J. PUGLISI	Authorized U.S. Representative
Name:	Donald J. Puglisi, Managing Director On behalf of Puglisi & Associates

Pursuant to the requirements of the Securities Act of 1933, Scottish Power Finance (US), Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, Oregon on June 21, 2007.

SCOTTISH POWER FINANCE (US), INC.
(Registrant)

By	/s/ PAUL J. KAUFMAN
Name:	Paul J. Kaufman
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 21, 2007.

Signature		Title
By	/s/ TERRY HUDGENS	President, Chief Executive Officer and Director (Principal Executive Officer)
Name:	Terry Hudgens

By	/s/ ADRIAN COATS	Treasurer (Principal Financial Officer)
Name:	Adrian Coats

By	/s/ SHEELAGH DUFFIELD	Director
Name:	Sheelagh Duffield

By	/s/ RICHARD ITO	Director
Name:	Richard Ito

By	/s/ PAUL J. KAUFMAN	Director
Name:	Paul Kaufman